Exhibit 99.1

News Release

FOR ADDITIONAL INFORMATION

ASHLAND: Media Relations Jim Vitak (614) 790-3715 jevitak@ashland.com	Investor Relations David Neuberger (859) 815-4454 daneuberger@ashland.com

ISP: Jason Pollack (973) 628-4145 jpollack@ispcorp.com

FOR IMMEDIATE RELEASE: May 31, 2011

Ashland to Acquire International Specialty Products Inc. (ISP)

Broadens Global Leadership in Specialty Chemicals

COVINGTON, Ky. and WAYNE, N.J. – Ashland Inc. (NYSE:ASH) and International Specialty Products Inc. (ISP) today announced that Ashland has agreed to acquire privately owned ISP, a global specialty chemical manufacturer of innovative functional ingredients and technologies. Under the terms of the stock purchase agreement, Ashland will pay approximately $3.2 billion for the business in an all-cash transaction. At closing, ISP’s advanced product portfolio will expand Ashland’s position in high-growth markets such as personal care, pharmaceutical and energy. For the 12 months ended March 31, 2011, ISP generated sales of approximately $1.6 billion and earnings before interest, taxes, depreciation and amortization (EBITDA) of approximately $360 million. The transaction is expected to be immediately accretive to Ashland’s earnings per share.
ISP is a leading global supplier of specialty chemicals and performance enhancing products for consumer and industrial markets. Through its unique offerings, ISP will bring high-value water soluble polymers and other advanced technologies into Ashland’s functional ingredients business, as well as complementary additives for

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Ashland to Acquire International Specialty Products Inc. (ISP), pg. 2

Ashland’s food and beverage, energy, coatings, adhesives and water treatment markets. The acquisition is expected to significantly strengthen Ashland’s functional ingredients active patent portfolio and its team of research and development scientists. The result will be a stronger, global functional ingredients business with proven technological and application capabilities to solve customers’ unique formulation challenges.
Ashland Chairman and Chief Executive Officer James J. O’Brien said, “This defining transaction enables us to significantly expand our market positions in higher margin, higher growth and less cyclical global markets like personal care and pharmaceuticals. It broadens Ashland’s presence within attractive growth areas like skin, hair and oral care, which are large and fast-growing segments of the $5-billion-plus personal care specialty ingredients market. In addition, we expect to more than double the size of our highest-margin functional ingredients business.”
ISP President and Chief Executive Officer Sunil Kumar said, “We are very enthusiastic about the opportunity to combine ISP with Ashland. Both companies have a strong commitment to serving customers with innovative solutions and technologies. We appreciate Ashland’s passion for this business and we believe this combination offers tremendous potential for our customers, key business partners and employees.”
O’Brien added, “We look forward to welcoming ISP’s employees to Ashland. Our business models are complementary and we share common capabilities in formulation, application development and polymerization. We are disciplined in the underlying processes and operations that enable us to manufacture best-in-class products. Given the quality of leadership within both businesses and our success with the integration of prior acquisitions, we are confident we will achieve a smooth transition to a combined company. We are excited about the opportunities for innovation and growth that lie ahead of us.”

Transaction Details

On a pro forma basis giving effect to the transaction, Ashland would have had combined revenue for the 12 months ended March 31, 2011, of approximately $7.6 billion, with nearly half of revenues generated outside North America.  The newly combined functional ingredients business is expected to contribute roughly half of Ashland’s $1.1-billion pro forma EBITDA.

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Ashland expects to realize annualized run-rate cost savings of approximately $50 million by the second year following the transaction’s close through eliminating redundancies and capturing operational efficiencies.
The transaction, which is expected to close prior to the end of the September quarter, is subject to satisfaction of customary closing conditions and receipt of U.S. and European Union regulatory approvals. The purchase price will be subject to post-closing adjustments for changes in net working capital and certain other items. The transaction will be funded through a combination of cash on hand and committed financing from Citi, The Bank of Nova Scotia, BofA Merrill Lynch and U.S. Bank National Association, subject to customary terms and conditions.
Under the terms of the stock purchase agreement, if the financing is not available and the other conditions to closing are satisfied, ISP has the right to terminate the agreement and require Ashland to pay a fee of $413 million.
BofA Merrill Lynch acted as financial advisor, and Cravath, Swaine & Moore LLP acted as legal counsel, to Ashland. Moelis & Company acted as financial advisor, and Sullivan and Cromwell LLP acted as legal counsel, to ISP.

Conference Call and Webcast

Ashland will provide a live conference call and webcast with securities analysts today at 9 a.m. EDT to discuss the transaction and a presentation will be made available shortly before the event. Investors, the news media and others may access the live event through Ashland’s website at http://investor.ashland.com. Following the live event, an archived version of the webcast and supporting materials will be available for 12 months.

About Ashland Inc.

In more than 100 countries, the people of Ashland Inc. (NYSE: ASH) provide the specialty chemicals, technologies and insights to help customers create new and improved products for today and sustainable solutions for tomorrow. Our chemistry is at work every day in a wide variety of markets and applications, including architectural
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coatings, automotive, construction, energy, personal care, pharmaceutical, tissue and towel, and water treatment. Visit www.ashland.com to see the innovations we offer through our four commercial units — Ashland Aqualon Functional Ingredients, Ashland Hercules Water Technologies, Ashland Performance Materials and Ashland Consumer Markets (Valvoline).

About International Specialty Products Inc.

International Specialty Products Inc. (ISP) is a leading global supplier of specialty chemicals and performance-enhancing products for a wide variety of consumer and industrial markets including personal care, pharmaceuticals, beverage, home care, coatings & adhesives, energy, agriculture, plastics, tires and others. Through its network of manufacturing sites, ISP produces more than 500 specialty chemicals, which it markets and sells worldwide. ISP has more that 275 scientists worldwide including global research centers in Wayne, New Jersey; Sofia Antipolis, France; Bradford, UK; Hyderabad, India and Shanghai, China. The company's headquarters is located in Wayne, New Jersey, USA.

Use of Non-GAAP Measures

This news release includes certain non-GAAP (generally accepted accounting principles in the U.S.) and pro forma measures. Such measurements are not prepared in accordance with GAAP and should not be construed as an alternative to reported results determined in accordance with GAAP. Management believes the use of such non-GAAP and pro forma measures assists investors in understanding the ongoing operating performance of the combined company and its segments. The non-GAAP and pro forma information provided may not be consistent with the methodologies used by other companies. All non-GAAP amounts for Ashland have been previously reconciled with reported GAAP results.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include those that refer to Ashland’s current expectations about the acquisition of International Specialty Products Inc. (ISP). Although Ashland believes its expectations are based on what management believes to be reasonable assumptions, Ashland cannot assure that the expectations reflected in this news release or in any oral statements related to the acquisition of ISP will be achieved, as they are subject to risks and uncertainties that are difficult to predict and may be outside of Ashland’s control. These risks and uncertainties may cause actual results to differ materially from those stated, projected or implied. Such risks and uncertainties include, among other things, the possibility that the benefits anticipated from the acquisition of ISP will not be fully realized, the possibility that the transaction may not close and the possibility that financing may not be available on the terms committed. Other factors, uncertainties and risks affecting Ashland are contained in its periodic filings made with the Securities and Exchange Commission (SEC), including Ashland’s Form 10-K for the fiscal year ended September 30, 2010 and Ashland’s quarterly Form 10-Q filings, which are available on Ashland’s Investor Relations website at http://investor.ashland.com or the SEC’s website at www.sec.gov. Ashland undertakes no obligation to subsequently update or revise the forward-looking statements made in this news release to reflect events or circumstances after the date of this news release.